Exhibit "C"

                    SECURITIES OPINION AND CONSENT







                              Law Office
                                  of
                            JOHN W. CONES
                           794 Via Colinas
                  Westlake Village, California 91362
                             310/477-6842
                         jwc6774@adelphia.net




                          OPINION OF COUNSEL


     I certify that I am an active member of the State Bar of California. On the basis of the facts stated in the foregoing offering statement and other information, including representations as to the type of consideration received or to be received, supplied to me by the owners of the Manager of the Spring Break '83 Production, LLC, it is my opinion that the securities being offered and sold pursuant to the exemption from registration with the Securities and Exchange Commission provided by Federal Regulation SB and under the provisions of the various state Blue Sky laws, will when sold, be legally issued, full paid and non-assessable.

        I consent to the filing of this opinion as an exhibit to the aforesaid offering statement.



                                        _____________________________
                                        John W. Cones
                                        State Bar # 134682

                                        _____________________________
                                        Date Signed